Exhibit 4.5
Execution Copy
AMENDMENT No. 4 TO RIGHTS AGREEMENT
     This Amendment No. 4, dated as of February 16, 2006 (this “Amendment”), to the Rights Agreement, dated as of June 15, 1998 (as amended by Amendment Nos. 1, 2 and 3 thereto, the “Rights Agreement”), is entered into by and between IMS Health Incorporated, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., formerly known as First Chicago Trust Company of New York and EquiServe Trust Company, N.A., as Rights Agent (the “Rights Agent”). Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.
          WHEREAS, the Company desires to amend the Rights Agreement to advance the Final Expiration Date of the Rights to the close of business on February 16, 2006;
          WHEREAS, the Company deems this Amendment to be necessary and desirable and in the best interests of the holders of Rights and has duly approved this Amendment;
          WHEREAS, Section 27 of the Rights Agreement permits the Company to amend the Rights Agreement in the manner provided herein;
          WHEREAS, Section 27 of the Rights Agreement provides that the Rights Agent shall execute this Amendment upon delivery of a certificate from an appropriate officer of the Company which states that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement (the “Officer’s Certificate”); and
          WHEREAS, the Officer’s Certificate is being delivered to the Rights Agent concurrently with this Amendment.
          NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:
     1. Clause (i) of Section 7(a) of the Rights Agreement is hereby amended to replace the words “June 30, 2008” with the words “February 16, 2006.”
     2. Exhibit B to the Rights Agreement entitled “Form of Right Certificate” is hereby amended to replace the words “June 30, 2008” with the words “February 16, 2006” in all places where such words appear.
     3. Exhibit C to the Rights Agreement entitled “Summary of Rights Plan” is hereby amended to replace the words “June 30, 2008” with the words “February 16, 2006” in all places where such words appear.

     4. Except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and otherwise shall be unaffected by this Amendment.
     5. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be an original and all such counterparts shall together constitute one and the same document.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

IMS HEALTH INCORPORATED

By:	/s/ Robert H. Steinfeld

	Name:	Robert H. Steinfeld
	Title:	Senior Vice President, General
Counsel and Corporate
Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Anthony Milo

	Name:	Anthony Milo
	Title:	Managing Director